Exhibit 99.2

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA INCREASES QUARTERLY DIVIDEND

Houston, TX — October 26, 2023 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that its board of directors declared a quarterly dividend of $0.25 per share, or a rate of $1.00 per share on an annualized basis, which is a $0.025 increase from the Company’s most recent dividend, on Comfort Systems USA, Inc. common stock. The dividend is payable on November 27, 2023 to stockholders of record at the close of business on November 16, 2023.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 169 locations in 129 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.